Exhibit 99.2

CONSENT TO BE NAMED

Pursuant to Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to be named as a person about to become a director of Velocity Financial, Inc. upon the conversion of Velocity Financial, LLC (the “Registrant”) into Velocity Financial, Inc. as described in the Registration Statement on Form S-1 of the Registrant (including any and all amendments or supplements thereto) filed with the U.S. Securities and Exchange Commission under the Securities Act.

/s/ Joy L. Schaefer
Name: Joy L. Schaefer
November 1, 2019